Exhibit 5.1

June 24, 2026

Truist Financial Corporation

214 North Tryon Street

Charlotte, North Carolina 28202

Re:	Registration statement on Form S-8 of Truist Financial Corporation relating to the Truist Financial Corporation Non-Qualified Defined Contribution Plan (January 1, 2025 Restatement)

Ladies and Gentlemen:

We have served as counsel to Truist Financial Corporation, a North Carolina corporation (the “Corporation”), in connection with the preparation by the Corporation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale of up to $600,000,000 of deferred compensation obligations of the Corporation (the “Deferred Compensation Obligations”) pursuant to the Truist Financial Corporation Non-Qualified Defined Contribution Plan (January 1, 2025 Restatement) (the “Plan”). The Plan provides that it shall be construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to its conflict of laws provisions.

We have examined the Plan, filed as an exhibit to the Registration Statement, the Articles of Incorporation of the Corporation, as consolidated and restated December 15, 2020, and the amendment thereto dated May 13, 2026, each filed as an exhibit to the Registration Statement, the Bylaws of the Corporation, as amended and restated, effective July 29, 2025, filed as an exhibit to the Registration Statement, and such other corporate and other documents and records and certificates of public officials and representatives of the Corporation as we have deemed necessary or appropriate for the purposes of this opinion. In rendering the opinions expressed herein, we have relied upon certificates of public officials and representatives of the Corporation with respect to the factual matters contained in such certificates.

We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. To the extent that the opinions expressed herein pertain to future events, we have assumed the facts and law existing on the date hereof.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Deferred Compensation Obligations, when established pursuant to the terms of the Plan, will be validly issued by the Corporation and will be binding obligations of the Corporation.

The opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

ROBINSON, BRADSHAW & HINSON, P.A. : robinsonbradshaw.com Charlotte Office : 600 S. Tryon St., Ste. 2300, Charlotte, NC 28202 : 704.377.2536

Truist Financial Corporation

June 24, 2026

The opinions expressed herein are limited to the laws of the State of North Carolina and the federal laws of the United States, and we express no opinion with respect to the laws of any other state or jurisdiction.

The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

/s/ Robinson, Bradshaw & Hinson, P.A.